Exhibit 99.1

HOT TOPIC, INC.

DEFERRED COMPENSATION PLAN

Effective August 1, 2006

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TABLE OF CONTENTS

Article VI	BENEFIT DISTRIBUTIONS AND ACCOUNT WITHDRAWALS	9

6.1	Benefit Amount	9

6.2	Timing of Distributions	10

6.3	Method of Distribution	10

6.4	Election of In-Service Distribution Year	11

6.5	Distribution Upon Death of Participant	12

6.6	Distribution Upon Disability of Participant	12

6.7	Financial Hardship Withdrawal	12

6.8	Specified Employees	13

6.9	Limitation on Distributions to Covered Employees	13

6.10	Tax Withholding	14

Article VII	BENEFICIARIES	14

Article VIII	TRUST OBLIGATION TO PAY BENEFITS	14

8.1	Deferrals Transferred to the Trust	14

8.2	Source of Benefit Payments	14

8.3	Investment Discretion	14

8.4	No Secured Interest	14

Article IX	PLAN ADMINISTRATION	14

9.1	Committee Powers and Responsibilities	14

9.2	Decisions of the Committee	15

9.3	Indemnification	16

9.4	Claims Procedure	16

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TABLE OF CONTENTS

Article X	AMENDMENT AND TERMINATION	18

10.1	Right to Amend	18

10.2	Amendments to Ensure Proper Characterization of Plan	18

10.3	Changes in Law Affecting Taxation of Participants	18

10.4	Plan Termination or Plan Suspension	19

10.5	Successor to Company	19

Article XI	MISCELLANEOUS	19

11.1	Unsecured General Creditor	19

11.2	Restriction Against Assignment	19

11.3	Successors	20

11.4	Limitation of Rights and Employment Relationship	20

11.5	Attorneys’ Fees	20

11.6	Governing Law	20

11.7	Withholding	20

11.8	Receipt or Release	20

11.9	Payments on Behalf of Persons Under Incapacity	20

11.10	Entire Agreement	20

11.11	Severability	20

11.12	Headings	21

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HOT TOPIC INC. MANAGEMENT

DEFERRED COMPENSATION PLAN

Effective August 1, 2006

The HOT TOPIC INC. MANAGEMENT DEFERRED COMPENSATION PLAN (the “Plan”) is adopted effective as of August 1, 2006, by Hot Topic Inc., a California corporation (the “Company”), for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company and members of the Company’s Board of Directors. Accordingly, it is intended that this Plan be exempt from the requirements of Parts II, III and IV of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. This Plan is intended to be an unfunded, nonqualified deferred compensation plan. Plan participants shall have the status of unsecured creditors of the Company with respect to the payment of Plan benefits. This Plan is intended to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations promulgated thereunder.

ARTICLE I

DEFINITIONS

Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following definitions shall govern the Plan:

1.1 “Account(s)” means the book entry account(s) established under the Plan for each Participant to which are credited the Participant’s Basic Deferrals, Bonus Deferrals, any Discretionary Company Credits and the Interest with respect thereto. Account balances shall be reduced by any distributions made to the Participant or the Participant’s Beneficiary(ies) therefrom and any charges that may be imposed on such Account(s) pursuant to the terms of the Plan. Separate Subaccounts may be established to which shall be credited a Participant’s Deferrals for each separate Plan Year, the Discretionary Company Credits, if any, and the Interest with respect thereto. Where Subaccounts have been established, Account shall refer to all of the Participants’ Subaccounts, collectively, as the context may require.

1.2 “Basic Deferral” means the percentage, fixed dollar amount, or such other amount or percentage as approved by the Committee, of a Participant’s annual base salary, commissions or director fees and retainers, which the Participant elects to defer pursuant to Article III.

1.3 “Benchmark Fund” shall mean one or more of the mutual funds or contracts selected by the Committee pursuant to Article V.

1.4 “Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant’s death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. However, no designation of a Beneficiary other than the Participant’s spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant’s surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Participant’s probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant’s estate duly appointed and acting in that capacity within 90 days after the Participant’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant’s death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person’s living parent(s) to act as custodian, (b) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by Company pursuant to any unrevoked Beneficiary designation, or to the Participant’s estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of Company.

1.5 “Benefit(s)” means the total vested amount credited to a Participant’s Account or Subaccount.

1.6 “Board of Directors” or “Board” means the Board of Directors of the Company.

1.7 “Bonus Deferral” means the percentage of a Participant’s bonus and/or Performance Based Compensation which the Participant elects to defer pursuant to Article III.

1.8 “Code” means the Internal Revenue Code of 1986, as amended.

1.9 “Committee” means the Deferred Compensation Committee composed of such individuals as may be appointed by the Board which shall function as the administrator of the Plan.

1.10 “Company” means Hot Topic Inc., a Delaware corporation, and any successor organization thereto.

1.11 “Deferrals” means that percentage of a Participant’s base salary, bonuses, commissions and/or director fees or retainer which is deferred pursuant to this Plan.

1.12 “Deferral Subaccount” means the Subaccount to which a Participant’s Deferrals for a particular year are credited.

1.13 “Disability” means a determination by the insurer under the Company’s long-term disability insurance policy that the Participant is disabled and eligible for long-term disability benefits under such policy. Notwithstanding the foregoing, should regulations or other Internal Revenue Service (“IRS”) guidance interpret this definition as not meeting the minimum requirements of Section 409A of the Code, “Disability” under this Plan shall automatically and without further action or amendment, be determined to exist if the Participant is by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and the Participant is receiving income replacement benefits for a period of not less than 3 months under any disability benefit plan for covered employees of the Employer.

1.14 “Discretionary Company Credit” means the amount, if any, of Company credits awarded to a Participant pursuant to Article III and specifically includes any 401(k) Match Credits as described in Section 3.3.

1.15 “Distribution Date” means the date on which distribution of a Participant’s Benefits is made or commenced pursuant to Article VI.

1.16 “Effective Date” means the date on which the Plan shall be first effective, which is August 1, 2006.

1.17 “Election” means the form on which a Participant (i) elects to make Deferrals pursuant to Article III, and (ii) elects a Distribution Date, and (iii) elects the method by which his or her Benefits will be distributed. The Election shall be in such form as may be prescribed by the Committee.

1.18 “Eligible Individual” means (i) an employee of the Employer who is a member of the select group of management and highly compensated employees as more particularly described in Article II and who has been designated by the Committee, in its sole discretion, as eligible to participate in the Plan and notified of his eligibility and (ii) members of the Board.

1.19 “Employer” means the Company or a subsidiary thereof that has adopted this Plan.

1.20 “Entry Date” means the first day of any Plan Year and, as to an Eligible Individual, the date which is thirty (30) days from the date on which such Eligible Individual is first determined to be eligible to participate in the Plan by the Committee.

1.21 “In-Service Distribution Year” means the year in which distribution of a Participant’s Deferral Subaccount is made or commenced pursuant to Section 6.4.

1.22 “Interest” means the investment return or loss determined in accordance with Article V which shall be credited to the Participants’ Accounts.

1.23 “Interest Rate” shall have the meaning as set forth in Section 5.3.

1.24 “Open Enrollment Period” means such period as the Committee may specify which is (i) for the first Plan Year, the period selected by the Committee which ends no later than July 31, 2006, and (ii) for all subsequent Plan Years, the period selected by the Committee which ends no later than the last day prior to the beginning of a Plan Year (it being understood that until changed by the Committee the Open Enrollment Period for subsequent Plan Years shall be a period which ends on or before July 31, such that participants will be permitted in such Open Enrollment Period to elect deferral of both the upcoming bonus (if any) for the then-current fiscal year to be paid in the following fiscal year, as well as salary for the succeeding year). With respect to an Eligible Individual who first becomes eligible to participate in the Plan during a Plan Year, the period which ends no later than thirty (30) days after becoming an Eligible Participant. Notwithstanding the foregoing, the Open Enrollment Period for deferrals of Performance Based Compensation may be different than that for Basic Deferrals and may end no later than six (6) months prior to the end of the performance period for which services are to be rendered.

1.25 “Participant” means (i) an Eligible Individual who has elected to participate in the Plan by executing and submitting an Election to the Committee; (ii) an Eligible Individual who has ceased active participation in accordance with Section 2.3 and has not received all of the vested Benefits to which he or she is entitled; or (iii) an Eligible Individual for whom Discretionary Company Credits are made, regardless of whether such Eligible Individual has executed and submitted an Election.

1.26 “Performance Based Compensation” means any compensation which may be paid to an Eligible Individual based on services performed over a period of at least twelve (12) months, or such other definition as may be required by applicable regulations.

1.27 “Plan” means the Hot Topic Inc. Deferred Compensation Plan, effective August 1, 2006, as it may be amended from time to time.

1.28 “Plan Year” means the initial period beginning on August 1, 2006 and ending on December 31, 2006, and each succeeding 12-month period beginning on each January 1 and ending on each December 31.

1.29 “Service” means the Participant’s employment as an employee with the Employer on a substantially full-time basis or service as a member of the Board. A Participant’s Service shall include periods of employment or service with any Employer regardless of whether such Employer has adopted this Plan. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity under which the Participant renders Service to the Company, provided there is no interruption or termination of Participant’s Service. A Participant’s Service shall terminate upon an actual termination of Service, whether by death, retirement, Disability, or otherwise. Subject to the foregoing, the Committee, in its discretion, shall determine whether Participant’s Service has terminated and the effect of such termination.

1.30 “Specified Employee” means any Participant who would be considered a “Specified Employee” as that term is defined in Section 409A(a)(2)(B)(i) of the Code.

1.31 “Trust” means the legal entity created by the Trust Agreement.

1.32 “Trust Agreement” means the trust agreement entered into between the Company and Union Bank of California, effective August 1, 2006, and any amendments thereto.

1.33 “Trustee” means the Trustee named in the Trust Agreement and any duly appointed successor or successors thereto.

1.34 “Year of Service” means 12 consecutive months of Service.

1.35 “401(k) Plan” means the retirement plan maintained by Company which meets the requirements of Section 401(a), 401(k) and other relevant provisions of the Code.

ARTICLE II

ELIGIBILITY

2.1 Eligibility. Eligibility for participation in the Plan shall be limited to a select group of management or highly compensated employees of the Employer, who are designated by the Committee, in its sole and absolute discretion, as eligible to participate in the Plan. All members of the Board shall also be eligible to participate in this Plan. Eligible Individuals shall be notified as to their eligibility to participate in the Plan. Participation in the Plan is voluntary.

2.2 Commencement of Participation. An Eligible Individual may begin participation in the Plan upon any Entry Date, subject to the execution and submission of an Election pursuant to Article III. Notwithstanding the foregoing, although members of the Board are Eligible Individuals, the specific initial Entry Date for participation by members of the Board after the Effective Date shall be determined by the Committee, in its sole and absolute discretion, and consequently, no member of the Board may participate in the Plan until such time as the Committee determines. In addition, participation of an Eligible Individual who has not otherwise commenced participation in the Plan, shall commence when a Discretionary Company Credit is made to the Account of such Eligible Individual pursuant to the provisions of Section 3.3.

2.3 Cessation of Participation. Active participation in the Plan shall end when a Participant’s Service terminates or at such time as a Participant is notified by the Committee, pursuant to Section 2.4, below, that he or she is no longer eligible to participate in the Plan. Upon termination of Service or eligibility, a Participant shall remain an inactive Participant in the Plan until all of the vested Benefits to which he or she is entitled under this Plan have been paid in full.

2.4 Cessation of Eligibility. The Committee may at any time, and in its sole discretion, notify any Participant that he or she is not eligible to participate in the Plan, or is not eligible for Discretionary Company Credits in any Plan Year.

2.5 Cessation of Top Hat Status. In the event that it is determined by the Internal Revenue Service, the Department of Labor or a legal counsel employed by the Committee that a Plan Participant who is rendering service to the Company as an employee is not a member of a select group of management or highly-compensated employees, the Committee shall distribute the Participant’s Benefits in a lump sum as soon practicable after such determinations.

ARTICLE III

DEFERRALS AND CONTRIBUTIONS

3.1 Basic Deferrals.

3.1.1 An Eligible Individual may elect to reduce his or her annual base salary, commissions and/or director fees and retainers, as applicable, by the percentage, fixed dollar amount, or such other amount or percentage as approved by the Committee, set forth in a written and signed Election filed with the Committee, subject to the provisions of this Article III. The Basic Deferrals shall not be paid to the Participant, but shall be withheld from such amounts otherwise to be paid to the Participant and an amount equal to the Basic Deferrals shall be credited to the Participant’s applicable Deferral Subaccount.

3.1.2 The Election must be filed with the Committee during the Open Enrollment Period for the Plan Year to which such Election applies. Unless regulations or other guidance is provided by the IRS which specifically authorizes revocation of Elections, each Participant Election shall be irrevocable. Unless increased, decreased or terminated during any subsequent Open Enrollment Period, an Election shall remain in effect until so changed by the Participant during such subsequent Open Enrollment Period.

3.1.3 Each Election to make Basic Deferrals shall apply only to such amounts earned after the effective date of such Election, provided the initial election by an Eligible Individual is made within 30 days of the date such Eligible Individual is notified of his eligibility to participate, and with respect to Participants in succeeding Plan Years, the election is in accordance with the provisions of Section 3.1.2.

3.1.4 For the purpose of determining an Eligible Individual’s Basic Deferrals: (i) “base salary” shall mean the base salary paid by the Employer, and shall include severance pay and any other source of income determined by the Committee to be appropriate, but shall not include, unless specifically authorized by the Committee, bonuses, overtime, incentive payments, non-monetary awards, auto allowances and other forms of additional compensation, or any other form of compensation, whether taxable or non-taxable; (ii) “commissions” shall mean amounts, if any, earned under the commission policies maintained by the Employer; and (iii) director fees and retainers shall mean such amounts paid to directors of the Company pursuant to director compensation policies of the Company.

3.2 Bonus Deferrals and Performance Based Compensation Deferrals.

3.2.1 In addition to the Basic Deferral Election described above, each Eligible Individual may elect to defer a percentage of each bonus, including specifically any Performance Based Compensation, earned in the Plan Year with respect to which such Bonus and/or Performance Based Compensation Deferral Election is made by filing a written Election with the Committee, subject to the provisions of this Article III. The Bonus Deferrals and/or Performance Based Compensation Deferrals shall not be paid to the Participant, but shall be withheld from the applicable payment and an amount equal to the Bonus Deferrals and/or Performance Based

Compensation Deferrals, as applicable, shall be credited to the Participant’s applicable Deferral Subaccount.

3.2.2 The Bonus and/or Performance Based Compensation Deferral Election must be filed with the Committee during the Open Enrollment Period for the Plan Year to which the Election applies. A Bonus and/or Performance Based Compensation Deferral Election shall remain in effect until changed or revoked by the Participant during a subsequent Open Enrollment Period. The Bonus and/or Performance Based Compensation Deferral Election may be revoked or changed only during an Open Enrollment Period and such revocation or change may be prospective only.

3.2.3 For the purposes of determining an Eligible Individual’s Bonus Deferrals: “bonus” shall mean amounts, if any, payable under the bonus policies maintained by the Employer. A Participant’s Bonus/Performance Based Compensation Deferral Election shall apply to any bonus or other performance based compensation which is earned in the Plan Year to which such Election applies, regardless of when the amounts are paid.

3.2.4 Notwithstanding any provision to the contrary contained herein, an individual who would otherwise be an Eligible Employee but for the fact such individual has not commenced a formal employment relationship with the Employer shall be eligible to elect to defer 100% of any sign on, relocation or similar bonus, provided such individual makes an election to defer such sign on, relocation or similar bonus prior to the time in which the individual is entitled to receive such payment.

3.3 401(k) Plan Refunds. A Participant may elect in an Open Enrollment Period to defer up to 100% of any 401(k) Plan refund with respect to the next succeeding Plan Year under the Employer’s 401(k) Plan, which amount will be refunded in the immediately succeeding year following the close of the 401(k) Plan Year.

3.4 Discretionary Company Credits. A Participant’s Subaccount shall be credited with Discretionary Company Credits, in such amounts and at such times as the Company may, in its sole discretion, determine and communicate to the Participant. Discretionary Company Credits shall be based upon the profitability of the Company, the performance of the Participant, mandatory deferral of any award to a Participant or such other factors as the Company shall consider appropriate, in its sole discretion. In addition, the Company shall automatically credit, until such time as the Committee determines otherwise, additional Discretionary Company Credits to the Accounts of applicable Participants in an amount equal to the lost matching contribution to the Company’s 401(k) Plan which the Participant would have been entitled to receive but for a reduction required pursuant to applicable nondiscrimination requirements of the 401(k) Plan (the “401(k) Match Credits”). The Company shall be under no obligation to continue to make Discretionary Company Credits and may discontinue or change the amount or method of calculating the amount of such Discretionary Company Credits at any time.

3.5 Limitations on Deferrals. A Participant’s Deferral Elections shall be subject to the following:

3.5.1 A Participant must defer a minimum of $2,500 each Plan Year. This required minimum deferral may be satisfied by Basic and/or Bonus Deferrals or a combination thereof. In the event the total amount deferred by a Participant in a Plan Year is less than the applicable minimum deferral amount, the Committee may, in its sole discretion, direct the Company to pay the amount deferred during that Plan Year to the Participant as soon as administratively feasible after the end of the Plan Year.

3.5.2 A Participant may elect to defer up to a maximum of eighty percent (80%) of his or her annual base salary and 100% of his or her bonus, Performance Based Compensation, incentive compensation, 401(k) Plan refunds, and/or director fees and retainers.

3.5.3 The Basic and/or Bonus Deferrals elected by the Participant shall be reduced by the amount(s), if any, which may be necessary:

3.5.3.1 To satisfy all applicable income and employment taxes withholding and FICA contributions;

3.5.3.2 To pay all contributions elected by the Participant pursuant to any Employer benefit plans; and

3.5.3.3 To satisfy all garnishments or other amounts required to be withheld by applicable law or court order.

3.5.4 Notwithstanding anything in this Plan to the contrary, any withholding or salary deferral elections made under the Company’s 401(k) Plan shall be determined based on the Participant’s compensation after reduction for the Basic and/or Bonus Deferrals made under this Plan.

3.6 No Withdrawal. Except as provided in Section 6.7 below, amounts credited to a Participant’s Account may not be withdrawn by a Participant and shall be paid only in accordance with the provisions of this Plan.

ARTICLE IV

VESTING

4.1 Vesting of Participants’ Accounts.

4.1.1 Amounts credited to a Participant’s Deferral Subaccounts shall always be 100% vested.

4.1.2 A Participant shall vest in Discretionary Company Credits, if any, and the Interest credited thereon in accordance with the schedule specified by the Company, in its sole discretion, at the time of any Discretionary Company Credits are awarded. Notwithstanding the foregoing, until otherwise changed by the Committee, 401(k) Match Credits shall become vested in the same manner and pursuant to the same schedule as in effect under the Company’s 401(k) Plan under which such matching contributions were limited at the time such matching contributions would have been made to the Company’s 401(k) Plan. Amounts credited to a

Participant’s Discretionary Company Credit Subaccount (including 401(k) Match Credits) shall be 100% vested upon either the Participant’s death or Disability.

4.2 Vesting Upon Plan Termination. Notwithstanding any other provision in the Plan to the contrary, a Participant’s Account shall be 100% vested upon the termination of the Plan.

ARTICLE V

ACCOUNTS

5.1 Accounts. Separate Subaccounts shall be established and maintained for each Participant. Each Participant’s applicable Subaccounts shall be credited with the Participant’s Basic Deferrals, Bonus Deferrals and Discretionary Company Credits, if any, made for such Participant. Participants’ Accounts shall be credited (debited) with the applicable Interest, as set forth in this Article V. Participants’ Accounts shall be reduced by distributions therefrom and any charges which may be imposed on the Accounts pursuant to the terms of the Plan.

5.2 Interest Credited to Accounts at Least Monthly. Each Subaccount shall be credited (debited) monthly, or more frequently as the Committee may specify, in an amount equal to the Subaccount balance on the first day of the prior month multiplied by the Interest Rate applicable to such Subaccount.

5.3 Determination of Interest Rate.

5.3.1 The Committee shall designate the particular funds or contracts which shall constitute the Benchmark Funds, and may, in its sole discretion, change or add to the Benchmark Funds; provided, however, that the Committee shall notify Participants of any such change prior to the effective date thereof.

5.3.2 Each Participant may select among the Benchmark Funds and specify the manner in which each of his or her Subaccounts shall be deemed to be invested, solely for purposes of determining the Participant’s Interest Rate. Each year’s salary, bonus and/or commission deferrals may have a separate investment election. The Committee shall establish and communicate the rules, procedures and deadlines for making and changing Benchmark Fund selections. Company shall have no obligation to acquire investments corresponding to the Participant’s Benchmark Fund selections.

5.3.3 The Interest Rate is based on the asset unit value, net of administrative fees and investment management fees and other applicable fees or charges, of the Benchmark Fund(s) designated by the Board and other applicable fees or charges. The Interest Rate may be negative if the applicable Benchmark Fund(s) sustain a loss.

ARTICLE VI

BENEFIT DISTRIBUTIONS AND ACCOUNT WITHDRAWALS

6.1 Benefit Amount. The value of the Participant’s Benefit shall be equal to the vested value of the Participant’s Subaccount(s) on the last day of the calendar month prior to the

Distribution Date, or such other date as the Committee may specify, adjusted for Deferrals, Discretionary Company Credits, and/or withdrawals which have been subsequently credited thereto or made therefrom prior to the Distribution Date.

6.2 Timing of Distributions. In accordance with the Participant’s Election made at the time of the original deferral (or such later Election if applicable), Benefits shall be paid (or, payments shall commence) as soon as practicable after the earlier of:

6.2.1 The first day of the month following the end of the month in which a Participant’s Service with the Employer terminates or February of the year following termination, whichever is earlier; or

6.2.2 The In-Service Distribution Year designated by the Participant; or

6.2.3 The date the Committee is notified that a Participant has died or after the Committee has determined that a Participant has incurred a Disability; or

6.2.4 The date the Committee is notified of a Participant’s retirement, if so designated by the Participant in applicable Elections; or

6.2.5 The date of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (collectively a “Change in Control”) if so designated by the Participant in applicable Elections. The definition of an applicable Change in Control under the Plan shall be deemed to be amended to reflect any additional guidance or regulations issued by the IRS.

6.3 Method of Distribution.

6.3.1 Distribution Methods. A Participant’s Benefits shall be paid in one of the following methods, as specified in his or her most recent effective Election, provided said election shall meet the requirements of Section 6.3.1.3:

6.3.1.1 A single lump sum payment;

6.3.1.2 In annual installment payments of substantially equal amounts over a period as provided below:

Reason for Distribution	Years of Service	Installment Period

Termination of Service/Disability/retirement	5+ Years of Service 10+ Years of Service 15+ Years of Service	5 Years 5/10 Years 5/10/15 Years

In-Service Distribution Year	N/A	Lump Sum

6.3.1.3 A Participant may amend his or her Election from a single lump sum to installments by filing an amended Election at least twelve (12) months in advance of the first distribution specified in the original Election being amended. The amended new distribution date must be five (5) years after the first distribution specified in the original Election. No amendment may accelerate the date that any distribution would be made from the Plan.

6.3.1.4 The Participant’s method of distribution selected in his or her Election shall remain in effect for all future similar deferrals until changed or revoked by the Participant during a subsequent Open Enrollment Period. The Participant’s method of distribution may be revoked or changed only during an Open Enrollment Period and such revocation or change may be prospective only.

6.3.2 Failure to Specify a Form of Distribution or Failure to Qualify for Installment Term Elected. If, at the time of his or her Distribution Date, a Participant fails to elect a form of distribution or who elects an installment distribution does not satisfy the requirements for the installment term elected, then such Participant’s Benefits shall be distributed either (i) in a single lump sum payment (if no form selected) or (ii) in the case of installments, over the longest installment term for which the Participant is qualified on his or her Distribution Date.

6.3.3 Installment Amounts. For purposes of this Section 6.3, installment distributions shall be paid in substantially equal annual payments under an installment methodology established by the Committee.

6.3.4 Reemployment After Installments Begin. If a former Participant is reemployed after having begun to receive installment distributions from the Plan, then such former Participant, upon once again becoming an Eligible Individual, may begin a new period of participation in the Plan, provided, however, that the installment distributions previously commenced will continue to be paid to the Participant over the specified term.

6.3.5 Minimum Account Balance Necessary for Installments. Notwithstanding anything to the contrary in Section 6.4, if a Participant’s Account balance is less than $50,000 at the time elected to begin installment distributions, the Participant’s Benefit will automatically be distributed in a single lump sum.

6.4 Election of In-Service Distribution Year.

6.4.1 Initial Election. Upon filing the deferral Election for any Plan Year, a Participant may specify an In-Service Distribution Year for the Subaccount to which such Deferrals are credited, subject to the following:

6.4.1.1 A Participant may elect an In-Service Distribution Year for all of the Benefits credited to such Subaccount.

6.4.1.2 The In-Service Distribution Year for any Deferral Subaccount must be at least two (2) years after the end of the Plan Year for which Deferrals to such Subaccount are made.

6.4.1.3 Benefits shall be paid in February of the In-Service Distribution Year.

6.4.1.4 Benefits shall be paid in a lump sum.

6.4.2 Revocation or Amendment of Election. A Participant who has elected an In-Service Distribution Year may revoke and/or amend the In-Service Distribution Year Election by filing a revocation or an amended Election at least twelve (12) months in advance of the month of February in the In-Service Distribution Year specified in the Election being revoked or amended. The amended In-Service Distribution Year must be in a Plan Year five (5) years after the month of February in the In-Service Distribution Year specified in the prior Election or at termination of employment. If a Participant revokes an In-Service Distribution Year Election and does not provide another In-Service Distribution Year, the Participant shall be deemed to have elected to have the Benefit distributed at the earlier of 5 years after the month of February in the In-Service Distribution Year specified in the prior Election or at termination of employment. An In-Service Distribution Year Election for any Deferral Subaccount may be amended only once. Nothing in this Section 6.4.2 shall preclude a Participant from amending his or her Election as to the method of distribution in accordance with Section 6.3.1.3, above.

6.4.3 Termination Before the Planned Distribution Date. If the Participant terminates employment with the Employer before his In-Service Distribution Year, distribution of the Participant’s Account shall be made or commenced at the same time and in the same manner as specified in the Participant’s most recent effective Election.

6.4.4 Absence of In-Service Distribution Election. If a Participant does not elect an In-Service Distribution Year in his or her initial Election, or if the Participant revokes an In-Service Distribution Year Election, the Participant will be deemed to have elected to have the Benefits credited to the relevant Subaccount distributed upon his or her termination of employment.

6.5 Distribution Upon Death of Participant. If a Participant dies before his or her Benefit payments have commenced, then such Participant’s Benefits shall be paid to his or her designated Beneficiary in a single lump sum cash distribution as soon as administratively feasible after the Committee is notified of the Participant’s death and receives evidence satisfactory to it thereof. If a Participant dies after his or her Benefit distribution has commenced, his or her remaining Benefits shall be paid to the deceased Participant’s Beneficiary in a single lump sum cash distribution as soon as administratively feasible after the Committee is notified of the Participant’s death and receives evidence satisfactory to it thereof.

6.6 Distribution Upon Disability of Participant. If a Participant suffers a Disability before or after his or her Benefit payments have commenced, then such Participant’s Benefits shall be paid in the optional form of distribution previously selected by the Participant with respect to termination of Service as soon as administratively feasible after the Committee is notified of the Participant’s Disability and receives evidence satisfactory to it thereof.

6.7 Financial Hardship Withdrawal. A Participant may withdraw up to one hundred percent (100%) of the Benefits credited to his or her Deferral Subaccount(s) (Discretionary

Company Credits are not eligible for this hardship withdrawal) as may be required to meet a sudden unforeseeable financial emergency of the Participant. Such hardship distribution shall be subject to the following provisions:

6.7.1 The hardship withdrawal must be necessary to satisfy the unforeseeable emergency and no more may be withdrawn than is required to relieve the financial need after taking into account other resources that are reasonably available to the Participant for this purpose.

6.7.2 The Participant must certify that the financial need cannot be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; or (iii) by borrowing from commercial sources on reasonable commercial terms.

6.7.3 An unforeseeable financial emergency is a severe financial hardship to Participant resulting from a sudden and unexpected illness or accident of Participant or of a dependent of Participant (as defined in section 152(a) of the Code), loss of Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Participant. Neither the need to pay tuition expenses on behalf of the Participant or the Participant’s spouse or children nor the desire to purchase a home shall be considered an unforeseeable emergency.

6.7.4 The Committee, in its sole discretion, shall determine if there is an unforeseeable financial emergency, if the Participant has other resources to satisfy such emergency and the amount of the hardship withdrawal that is required to alleviate the Participant’s financial hardship.

6.7.5 Upon receiving a financial hardship withdrawal, the Participant’s Deferrals will be discontinued for the remainder of the Plan Year in which a financial hardship withdrawal occurs. Such Participants will, however, be eligible for any Discretionary Company Credits which may be made to the Plan on their behalf.

6.8 Specified Employees. In the event of a distribution to a Specified Employee based upon such individual’s termination of Service with the Employer, no distributions will be made, irrespective of any Election to the contrary, before the date which is six (6) months after the date of termination of Service, or if earlier the date of the death of the Specified Employee.

6.9 Limitation on Distributions to Covered Employees. Notwithstanding any other provision of this Article VI in the event that the Participant is a “covered employee” as that term is defined in section 162(m)(3) of the Code, or would be a covered employee if Benefits were distributed in accordance with his or her Benefit Distribution Election or early withdrawal request, the maximum amount which may be distributed from the Participant’s Account in any Plan Year shall not exceed one million dollars ($1,000,000) less the amount of compensation paid to the Participant in such Plan Year which is not “performance-based” (as defined in Code section 162(m)(4)(C)), which amount shall be reasonably determined by the Committee at the time of the proposed distribution. Any amount which is not distributed to the Participant in a

Plan Year as a result of this limitation shall be distributed to the Participant in the next Plan Year, subject to compliance with the foregoing limitations set forth in this Section 6.9.

6.10 Tax Withholding. Distribution and withdrawal payments under this Article VI shall be subject to all applicable withholding requirements for state and federal income taxes and to any other federal, state or local taxes that may be applicable to such payments.

ARTICLE VII

BENEFICIARIES

The Participant shall have the right, subject to the provisions of Section 1.4, to designate on such form as may be prescribed by the Committee, one or more Beneficiaries to receive any Benefits due under the Plan which may remain unpaid on the date of the Participant’s death. The Participant shall have the right at any time to revoke such designation and to substitute one or more other Beneficiaries.

ARTICLE VIII

TRUST OBLIGATION TO PAY BENEFITS

8.1 Deferrals Transferred to the Trust. The Employer may transfer the Deferrals and Discretionary Company Credits, if any, made by or on behalf of a Participant to the Trustee to be held pursuant to the terms of the Trust Agreement.

8.2 Source of Benefit Payments. All benefits payable to a Participant hereunder shall be paid by the Trustee to the extent of the assets held in the Trust by the Trustee, and by the Employer to the extent the assets in the Trust are insufficient to pay a Participant’s Benefits as provided under this Plan.

8.3 Investment Discretion. The Benchmark Funds established pursuant to Section 5.3 shall be for the sole purpose of determining the Interest Rate to be used for determining the Interest credited to the Participant’s Account. Neither the Trustee nor the Committee shall have any obligation to invest the Participants’ Account in accordance with his deemed investment directions or in any other investment.

8.4 No Secured Interest. Except as otherwise provided by the Trust Agreement, the assets of the Trust, shall be subject to the claims of creditors of the Employer. Except as provided in the Trust Agreement, the Participant (or the Participant’s Beneficiary) shall be a general unsecured creditor of the Employer with respect to the payment of Benefits under this Plan.

ARTICLE IX

PLAN ADMINISTRATION

9.1 Committee Powers and Responsibilities. The Committee shall have complete control of the administration of the Plan herein set forth with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Committee shall have the power and authority to:

9.1.1 Construe the Plan and Trust Agreement to determine all questions that shall arise as to interpretations of the Plan’s provisions including determination of which individuals are Eligible Individuals, which individuals are Specified Employees and the determination of the amounts credited to a Participant’s Account, and the appropriate timing and method of Benefit payments;

9.1.2 Establish reasonable rules and procedures which shall be applied in a uniform and nondiscriminatory manner with respect to Elections, the establishment of Accounts and Subaccounts, and all other discretionary provisions of the Plan;

9.1.3 Establish the rules and procedures by which the Plan will operate that are consistent with the terms of the Plan documents;

9.1.4 Establish the rules and procedures by which the Plan shall determine and pay installment distributions and in-service distributions;

9.1.5 Compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

9.1.6 Adopt amendments to the Plan document which are deemed necessary or desirable to facilitate administration of the Plan and/or to bring these documents into compliance with all applicable laws and regulations, provided that the Committee shall not have the authority to adopt any Plan amendment that will result in substantially increased costs to the Company unless such amendment is contingent upon ratification by the Board before becoming effective;

9.1.7 Employ such persons or organizations to render service or perform services with respect to the administrative responsibilities of the Committee under the Plan as the Committee determines to be necessary and appropriate, including but not limited to attorneys, accountants, and benefit, financial and administrative consultants;

9.1.8 Select, review and retain or change the Benchmark Funds which are used for determining the Interest Rate under the Plan;

9.1.9 Direct the investment of the assets of the Trust;

9.1.10 Review the performance of the Trustee with respect to the Trustee’s duties, responsibilities and obligations under the Plan and the Trust Agreement;

9.1.11 Take such other action as may be necessary or appropriate to the management and investment of the Plan assets.

9.2 Decisions of the Committee. Decisions of the Committee made in good faith upon any matter within the scope of its authority shall be final, conclusive and binding upon all persons, including Participants and their legal representatives or Beneficiaries. Any discretion granted to the Committee shall be exercised in accordance with rules and policies established by the Committee.

9.3 Indemnification. To the extent permitted by law, the Company shall indemnify and defend each member of the Committee, and any other Employee or member of the Board with duties under the Plan, against losses and expenses (including any amount paid in settlement) reasonably incurred by such person in connection with any claims against such person by reason of such person’s conduct in the performance of duties under the Plan, except in relation to matters as to which such person has acted fraudulently or in bad faith in the performance of duties. Notwithstanding the foregoing, the Company shall not indemnify any person for any expense incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

9.4 Claims Procedure.

9.4.1 Submission of Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as “Claimant”) must file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the Chief Executive Officer of the Company at its then principal place of business. The claim must be dated and signed by the Claimant or his or her authorized representative, and must contain the Claimant’s address and telephone number.

9.4.2 Denial of Claim. If a claim is wholly or partially denied, the Company or its delegate shall, within a reasonable period of time not to exceed ninety (90) days after receipt of the claim, provide written notice to the Claimant setting forth the following in a manner calculated to be understood by the Claimant:

(a) The specific reason or reasons for the denial;

(b) Specific reference to pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) An explanation of the Plan’s review procedures and time limits, including, where appropriate, the Claimant’s right to bring a lawsuit under Section 502(a) of the Employee Retirement Income Security Act (“ERISA”) following an adverse benefit determination on review.

If special circumstances require an extension of time for processing the claim, the Company or its delegate may extend the period for an additional ninety (90) days by furnishing written notice of the extension and the special circumstances to the Claimant prior to the termination of the initial 90-day period.

If notice of denial of the claim is not furnished to a Claimant within these periods, and the claim has not been granted within these periods, the claim shall be deemed denied for the purposes of review.

9.4.3 Appeal From Denial of Claim. A Claimant who wishes to appeal the denial of a claim must deliver to the Committee a written application for review within sixty (60) days after receipt by the Claimant of written notification of denial of the claim. Such written application must be addressed to the Secretary of the Company, at its then principal place of business. The written application must be dated and signed by the Claimant or his or her authorized representative and must request a review of the prior denial of the claim. The Claimant shall be entitled to a full and fair review of the denial of his or her claim, including the opportunity to submit issues and comments in writing.

Any new information will be considered without regard to whether it was submitted in the initial determination for benefits. On appeal, the Claimant or the Claimant’s representative may also review all relevant documents, records, and other information pertaining to the claim for benefits which were relied upon, submitted, considered or generated in the course of making such benefit determination. The Claimant may also request a copy of such documents free of charge.

9.4.4 Committee Review of Appeal. The Committee shall make its decision on the appeal within a reasonable period of time not to exceed sixty (60) days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing, if in the Committee’s determination a hearing is necessary or advisable) require an extension of time, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension and the special circumstances shall be furnished to the Claimant prior to the commencement of the extension. If the decision on review is not furnished within these time limits, the claim shall be deemed denied on review.

The decision on review shall be in writing, shall be written in a manner calculated to be understood by the Claimant, and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, and notice that the applicant is entitled to receive the relevant documents pertaining to the claim, and, where appropriate, that the Claimant has a right to bring an action under Section 502(a) of ERISA.

9.4.5 Exhaustion of Administration Remedies. The claims procedures set forth in this Section 9.4 shall be strictly adhered to by each Claimant under this Plan and no judicial or arbitration proceedings with respect to any claim for Plan benefits hereunder shall be commenced by any Claimant until the proceedings set forth herein have been exhausted in full.

ARTICLE X

AMENDMENT AND TERMINATION

10.1 Right to Amend. The Committee or the Company, by action of the Board, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant of a right accrued hereunder prior to the date of the amendment unless such an amendment is required by applicable law or deemed necessary to preserve the preferred tax treatment of the Plan.

10.2 Amendments to Ensure Proper Characterization of Plan. Notwithstanding the provisions of Section 10.1, the Plan may be amended by the Committee or the Company, by action of its Board, at any time, retroactively if required, if found necessary, in the opinion of the Committee or the Board, in order to ensure that the Plan is characterized as a “top-hat” plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including specifically Section 409A of the Code, and other applicable portions of ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant hereunder.

10.3 Changes in Law Affecting Taxation of Participants. The Plan and any Election may also be amended as provided in this Section 10.3.

10.3.1 Operation. This Section 10.3 shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the IRS of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his or her federal gross income amounts accrued by the Participant under the Plan on a date (an “Early Taxation Event”) prior to the date on which such amounts are made available to him or her hereunder.

10.3.2 Affected Right or Feature Nullified. Notwithstanding any other provision of this Plan to the contrary (but subject to Section 10.3.3 below), as of an Early Taxation Event, the feature or features of this Plan that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Participant from being required to include in his or her federal gross income amounts accrued by the Participant under the Plan prior to the date on which such amounts are made available to him or her hereunder. If only a portion of a Participant’s Account is impacted by the change in the law, then only such portion shall be subject to this Section 10.3, with the remainder of the Account not so affected being subject to such rights and features as if the law were not changed. If the law only impacts Participants who have a certain status with respect to the Employer, then only such Participants shall be subject to this Section 10.3.

10.3.3 Tax Distribution. If an Early Taxation Event is earlier than the date on which the statute, regulation or pronouncement giving rise to the Early Taxation Event is enacted or promulgated, as applicable (i.e., if the change in the law is retroactive), there shall be distributed to each Participant, as soon as practicable following such date of enactment or promulgation, the amounts that became taxable on the Early Taxation Event.

10.4 Plan Termination or Plan Suspension. The Company reserves the right to terminate the Plan and/or its obligation to make further Discretionary Company Credits to the Plan, by action of its Board. The Company also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, by action of its Board.

10.5 Successor to Company. Any corporation or other business organization which is a successor to the Company by reason of a consolidation, merger or purchase of substantially all of the assets of the Company, or any other Change in Control, shall have the right to become a party to the Plan by adopting the same by resolution of the entity’s board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, or Change in Control such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated.

ARTICLE XI

MISCELLANEOUS

11.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA.

11.2 Restriction Against Assignment. The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant’s Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

11.3 Successors. This Plan shall be binding upon and inure to the benefit of the Employee, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

11.4 Limitation of Rights and Employment Relationship. Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company or the trustee of the Trust except as provided in the Plan and Trust; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan and Trust.

11.5 Attorneys’ Fees. If the Employer, the Participant, any Beneficiary, and/or a successor in interest to any of the foregoing, brings legal action to enforce any of the provisions of this Plan, the prevailing party in such legal action shall be reimbursed by the other party, the prevailing party’s costs of such legal action including, without limitation, reasonable fees of attorneys, accountants and similar advisors and expert witnesses.

11.6 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of California.

11.7 Withholding. There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

11.8 Receipt or Release. Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

11.9 Payments on Behalf of Persons Under Incapacity. In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

11.10 Entire Agreement. This Plan and the Trust constitute the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant, the Employer or Trustee other than those as set forth or provided for herein.

11.11 Severability. If any provision of this Plan is held to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision of this Plan, and the Plan shall be construed and enforced as if such provision had not been included. In addition, if such provision is invalid, illegal or unenforceable due to changes in applicable law, the Company may amend the Plan, without the consent and without providing any advance notice to any Participant, as may be necessary or desirable to comply with changes in the applicable law or financial accounting of deferred compensation plans.

11.12 Headings. Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

IN WITNESS WHEREOF, this Plan has been adopted by the Company effective as of the Effective Date.

HOT TOPIC INC.

Dated: July 6, 2006	By:	/s/ Elizabeth McLaughlin
Elizabeth McLaughlin
Chief Executive Officer